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                                                                   EXHIBIT 10.39

                           FIRST AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "First Amendment") dated as of August 10, 2001, is made and entered into by and between DIODES INCORPORATED, a Delaware corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A., a national banking association ("Bank").

                                    RECITALS:

        A. Borrower and Bank are parties to that certain Credit Agreement dated as of December 1, 2000 (the "Agreement"), pursuant to which Bank agreed to extend certain credit facilities to Borrower in the amounts provided for therein.

        B. Borrower and Bank desire to (i) reduce the amount of the Revolving Credit Commitment (as such term is defined in the Agreement) from Nine Million Dollars ($9,000,000) to Seven Million Five Hundred Thousand Dollars ($7,500,000) and (ii) increase the interest rate applicable to the Loans (as such term is defined in the Agreement) as provided for herein, subject, however, to the terms and conditions of this First Amendment.

        C. Pursuant to Section 6.7 of the Agreement, Borrower agreed, among other things, to cause Borrower and its Subsidiaries (excluding SKE) to maintain a Fixed Charge Coverage Ratio (as such term is defined in the Agreement) of not less than 1.0 to 1.0 as of the last day of each fiscal quarter. Borrower failed to cause Borrower and its Subsidiaries (excluding SKE) to maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 as of the last day of the fiscal quarter ended June 30, 2001, which failure constitutes an Event of Default under Section 8.1(c) of the Agreement. Borrower has requested that Bank agree to waive such Event of Default. Bank is willing to so waive the aforementioned Event of Default, subject, however, to the terms and conditions of this First Amendment.

                                   AGREEMENT:

        In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2. AMENDMENTS TO THE AGREEMENT.

        (a) Section 1 of the Agreement is hereby amended by adding the definition of "FIRST AMENDMENT" thereto in the appropriate alphabetical order, which shall read in full as follows:

            "'FIRST AMENDMENT' shall mean that certain First Amendment and Waiver to this Agreement dated as of August 10, 2001, by and between Borrower and Bank."

        (b) The definition of "SUBORDINATED NOTE" appearing in Section 1 of the Agreement is hereby amended to read in full as follows:

            "'SUBORDINATED NOTE' shall mean that certain Amended and Restated Subordinated Promissory Note dated June 29, 2001, executed by Guarantor in favor of Subordinating Creditor, in the original principal amount of Thirteen Million Forty-Nine Thousand Dollars ($13,049,000), as such Subordinated Promissory Note is in effect on the date of the First Amendment."

        (c) Section 2.1 of the Agreement is hereby amended by substituting the amount "Seven Million Five Hundred Thousand Dollars ($7,500,000)" for the amount "Nine Million Dollars ($9,000,000)" appearing in the seventh and eighth lines thereof.

3. WAIVER.

        (a) Subject to the terms and conditions set forth in this First Amendment, Bank hereby waives the Event of Default that occurred under Section 8.1(c) of the Agreement as a result of Borrower's failure, pursuant to Section
6.7 of the Agreement, to


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cause Borrower and its Subsidiaries (excluding SKE) to maintain a Fixed
Charge Coverage Ratio of not less than 1.0 to 1.0 as of the last day of the fiscal quarter ended June 30, 2001.

        (b) The waiver provided for in this Section 3 is limited precisely as written and shall not be deemed to excuse Borrower's further performance of
Section 6.7 of the Agreement, or of any other condition, covenant or term contained in the Agreement or any other Loan Document. Any failure or delay on the part of Bank in the exercise of any right, power or privilege under the Agreement or any other Loan Document shall not operate as a waiver thereof.

4. EFFECTIVENESS OF THIS FIRST AMENDMENT. This First Amendment shall become effective as of the date hereof (the "Effective Date") when, and only when, Bank shall have received all of the following, in form and substance satisfactory to
Bank:

        (a) A counterpart of this First Amendment, duly executed by Borrower and acknowledged by Guarantor where indicated hereinbelow;

        (b) Replacement Notes, duly executed by Borrower;

        (c) Authorizations to Disburse with respect to the disbursement of the proceeds of the Loans, each on Bank's standard form therefor, duly executed by Borrower;

        (d) A First Amendment to Subordination Agreement, duly executed by Seller, and acknowledged by Guarantor and Borrower;

        (e) A waiver and legal documentation fee in the sum of Fifteen Thousand Dollars ($15,000); and

        (f) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

5. RATIFICATION.

        (a) Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

        (b) Upon the effectiveness of this First Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment and each reference in the Agreement to the "Notes" or words of like import referring to the Notes shall mean and be a reference to the replacement Notes issued pursuant to this First Amendment.

6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

        (a) Each of the representations and warranties contained in Section 5 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

        (b) The execution, delivery and performance of this First Amendment and the execution and delivery of the replacement Notes are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

        (c) This First Amendment is, and the replacement Notes when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and

        (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

7. GOVERNING LAW. This First Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

8. COUNTERPARTS. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.


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"Borrower"

DIODES INCORPORATED

By: /s/ Carl Wertz
Carl Wertz
Title: CFO


"Bank"

UNION BANK OF CALIFORNIA, N.A.

By: /s/ John Kase
John Kase
Title: VP


                           Acknowledgment of Guarantor

        The undersigned, as Guarantor pursuant to that certain Continuing Guaranty dated as of [December 1, 2000] (the "Guaranty"), hereby consents to the foregoing First Amendment and acknowledges and agrees, without in any manner limiting or qualifying its obligations under the Guaranty, that payment of the Obligations (as such term is defined in the Guaranty) and the punctual and faithful performance, keeping, observance and fulfillment by Borrower of all of the agreements, conditions, covenants and obligations of Borrower contained in the Agreement are and continue to be unconditionally guaranteed by the undersigned pursuant to the Guaranty.


FABTECH, INC.

By: /s/ Walter Buchanan
Walter Buchanan
Title: President


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